EXHIBIT 10.6
AMENDMENT #2
TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT #2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of April 1, 2021, by and between BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Company”), and Bradford L. Hale (“Employee”).

BACKGROUND

The Company employs Employee pursuant to that certain Amended and Restated Employment Agreement by and between the Company and Employee (the “Employment Agreement”), which became effective as of the IPO Closing Date (as defined in the Employment Agreement), as amended by that certain Amendment #1, effective as of March 23, 2020 (“Amendment #1” and together with the Employment Agreement, the “Amended Employment Agreement”).

The Company and Employee desire to amend the Amended Employment Agreement on the terms set forth herein effective as of the date first written above.

OPERATIVE TERMS

    The parties agree as follows:

1.Section 2(a) of the Amended Employment Agreement is hereby amended and restated as follows:
“During the Employment Period, Employee shall serve as Chief Financial Officer of the Company and PubCo, and shall have those powers and duties normally and customarily associated with his position in entities comparable to the Company and PubCo and such other powers and duties as may be reasonably prescribed by the Company or PubCo, subject to the power and authority of each of the Company or PubCo to modify such duties, responsibilities, functions and authority from time to time in its sole discretion.”
2.Section 2(b) of the Amended Employment Agreement is hereby amended and restated as follows:
“During the Employment Period, Employee shall report to the Chief Executive Officer of the Company and PubCo, positions which are currently held by Trevor Baldwin or other person as determined by the Company or PubCo from time to time, and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of PubCo, the Company and their current and future, direct and indirect, subsidiaries, affiliates, joint ventures and other related entities (the “Company Group”).”
3.Except as otherwise expressly provided herein, the Amended Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

The parties hereto have executed this Amendment to be effective as of the date first written above.

COMPANY

BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company

By: /s/ Trevor Baldwin
Name: Trevor Baldwin
Title: Chief Executive Officer

EMPLOYEE

/s/ Bradford L. Hale
Name: Bradford L. Hale

Signature page to Amendment #2 to Amended and Restated Employment Agreement - Hale